UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2013

CENTAUR GUERNSEY L.P. INC.

(Exact name of registrant as specified in its charter)

Guernsey	001-09913	98-1022387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12930 West Interstate 10, San Antonio, Texas 78249

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 524-9000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The governing board of directors of Centaur Guernsey L.P. Inc. (“Centaur”) are the directors of Chiron Holdings GP, Inc. (the “GP”), the general partner of Chiron Guernsey Holdings L.P. Inc, which is the parent of the Centaur. LifeCell Corporation (“LifeCell”) and Kinetic Concepts, Inc. (“KCI”) are sister corporations and are 100% owned subsidiaries of Centaur.

Effective April 12, 2013, Lisa N. Colleran is leaving her position as President and Chief Executive Officer of LifeCell to pursue new opportunities and will no longer serve on the board of directors of GP. Effective immediately, Joe Woody, President and Chief Executive Officer of KCI, has been appointed Interim Chief Executive Officer of LifeCell. As a result of these events, Joe Woody will be the sole principle executive officer of Centaur, a position he and Ms. Colleran previously shared in their respective capacities as Chief Executive Officer of KCI and LifeCell.

A copy of the press release announcing Ms. Colleran’s departure and the appointment of Mr. Woody is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

The following exhibits are furnished herewith.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release issued on April 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTAUR GUERNSEY L.P. INC.

Date: April 12, 2013	By:	/s/ John T. Bibb
		Name:	John T. Bibb
		Title:	Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued on April 12, 2013.